Exhibit 5.1

April 18, 2012

Intermountain Community Bancorp

414 Church Street

Sandpoint, Idaho 83864

Re: Resale Offering of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Intermountain Community Bancorp (the “Company”), in connection with the Company’s Registration Statement on Form S-1 filed on March 13, 2012 with the Securities and Exchange Commission (the “Commission”) (Commission File No. 333-180072), as amended by Amendment No. 1 thereto (the “Registration Statement”), to effect the registration under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration of:

(i)	up to 12,350,252 shares of the Company’s common stock, having no par value per share (the “Common Stock”) presently held and to be sold by certain Selling Securityholders listed in the Registration Statement (the “Selling Securityholders”) pursuant to the Registration Statement (the “Common Shares”);

(ii)	up to an additional 1,456,027 shares of Common Stock, that may become issuable upon the purchase by certain Selling Securityholders of Common Stock, pursuant to their respective commitments (the “Backstop Commitments”) set forth in their securities purchase agreements with the Company, effective as of January 20, 2012 (the “Securities Purchase Agreements”) to acquire such securities in a private placement as a backstop to a rights offering to be conducted by the Company (the “Common Stock Backstop Shares”);

(iii)	warrants (the “Warrants”) presently held by the Selling Securityholders to purchase 1,700,000 shares of the Company’s Non-Voting Common Stock, having no par value per share (the “Non-Voting Common Stock”), provided that the Company’s shareholders approve an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Restated Articles”) to authorize such Non-Voting Common Stock at the Company’s 2012 Annual Meeting (the “Shareholder Approval”);

(iv)	up to 1,700,000 shares of the Non-Voting Common Stock, to be issued to and sold by the Selling Securityholders upon exercise of the Warrants (the “Warrant Shares”);

(v)	up to 34,949,648 shares of Non-Voting Common Stock, (the “Non-Voting Common Stock Converted Shares”);

(vi)	up to an additional 4,830,561 shares of Non-Voting Common Stock, that may become issuable upon the purchase by certain Selling Securityholders of Non-Voting Common Stock, pursuant to their Backstop Commitments (the “Non-Voting Common Stock Backstop Shares”, and together with the Common Stock Backstop Shares, the “Backstop Shares”); and

(vii)	up to 41,480,209 shares of Common Stock, into which the estimated total number of shares of Non-Voting Common Stock (includes Warrant Shares, Non-Voting Common Stock Converted Shares, and Non-Voting Common Stock Backstop Shares) will convert upon receipt of Shareholder Approval and certain transfers made in accordance with and as permitted by guidance and policies established by the Board of Governors of the Federal Reserve System (the “Common Stock Converted Shares”). The Common Shares, Warrant Shares, Backstop Shares, Non-Voting Common Stock Converted Shares and Common Stock Converted Shares are collectively referred to herein as the “Securities”.

The Registration Statement includes a preliminary prospectus (the “Preliminary Prospectus”), and will include a final prospectus (the “Final Prospectus”) to be furnished to the Selling Securityholders. This opinion is furnished to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

For purposes of this opinion letter, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Preliminary Prospectus, the Company’s Restated Articles and Bylaws, and such corporate records, certificates and other documents and matters of law as we deemed appropriate for the purpose of this opinion.

We have assumed without investigation the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as original documents and the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. As to matters of fact material to this opinion, we have relied solely upon our examination of, and have assumed the current accuracy and completeness of the information obtained from, the documents referred to above, the statements contained therein, and the oral and written statements of officers of the Company and of public officials. Other than obtaining confirmation from the officers of the Company as to the accuracy, existence or non-existence of certain facts, we have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters. We have made such review of laws as we consider necessary for purposes of this opinion.

We have further assumed that (i) the Company has received all consideration provided for in the original investment agreements between the Company and the original purchasers of the Securities to the extent it has become due, (ii) all parties have acted and will continue to act in good faith and in accordance with the terms and conditions of the Securities, (iii) the Warrant Shares will be issued in transactions exempt from the registration requirements of state and federal securities laws and otherwise in compliance with applicable securities laws, (iv) at the time of issuance of shares of Non-Voting Common Stock (including the Warrant Shares upon exercise of the Warrants), the Shareholder Approval to authorize the Non-Voting Common Stock will have been received and a sufficient number of shares of Non-Voting Common Stock will be authorized and available for issuance, (v) the certificates representing the Common Stock and the Non-Voting Common Stock will be, when issued, properly signed by authorized officers of the Company or their agents, (vi) no recipient of shares of Non-Voting Common Stock upon conversion thereof will not have been entitled to receive shares of Non-Voting Common Stock upon such conversion, and (vii) no prior holder of shares of Non-Voting Common Stock that receive Common Stock upon conversion thereof will not have been entitled to receive shares of Common Stock upon such conversion.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of any Securities, the Registration Statement and any required post-effective amendments will have been declared effective under the Securities Act, that the registration will apply to such Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Securities and the Final Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion expressed below is also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability, materiality and public policy (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

Based on the foregoing, and subject to the qualifications, assumptions, exceptions and limitations stated herein, we are of the opinion that:

(i)	the Common Shares presently held and to be sold by the Selling Securityholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable;

(ii)	the Warrants constitute valid and binding obligations of the Company;

(iii)	the Warrant Shares to be issued to and sold by the Selling Securityholders upon exercise of the Warrants, when issued in the manner and for the consideration stated in the Warrants and the Registration Statement, will be validly issued, fully paid and nonassessable, subject, in the case of Non-Voting Common Stock issuable upon exercise of the Warrants, to the Shareholder Approval having been obtained;

(iv)	the Backstop Shares that may be issued to and sold by certain Selling Securityholders in private placements pursuant to their respective commitments set forth in their Securities Purchase Agreements to backstop the Rights Offering to be conducted by the Company, upon receipt of the Shareholder Approval, as applicable, when issued in the manner stated in the Registration Statement, will be validly issued, fully paid and nonassessable;

(v)	the Non-Voting Common Stock Converted Shares that may be issued to the Selling Securityholders upon receipt of the Shareholder Approval, when issued in the manner stated in the Registration Statement, will be validly issued, fully paid and nonassessable; and

(vi)	the Common Stock Converted Shares into which the estimated maximum total number of shares of Non-Voting Common Stock may convert upon certain transfers made in accordance with and as permitted by guidance and policies established by the Board of Governors of the Federal Reserve System, will be validly issued, fully paid and nonassessable.

Attorneys at our Firm are admitted to the practice of law in the State of Washington. Several of our attorneys are also licensed to practice law in the States of Idaho and New York. We have reviewed applicable provisions of the Idaho General Corporation Law with respect to the issuance of shares, and the New York Business Corporate Law, with respect to the Warrants, as well as reported judicial decisions interpreting such various provisions, as we have deemed appropriate in connection with the opinions expressed herein.

This opinion letter is limited to the laws of the States of Washington, Idaho and New York, and the federal laws of the United States and we express no opinion as to the laws of any other jurisdictions. This opinion is limited to the facts bearing on this opinion as they exist on the date of this letter. We assume no obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion. No opinion may be implied or inferred beyond the opinions expressly stated in the paragraph immediately above.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the reference to our name under the heading “Legal Matters” in the Prospectus constituting part of such Registration Statement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ GRAHAM & DUNN PC
GRAHAM & DUNN PC